EXHIBIT 33.3
          Report on Assessment with Compliance with Servicing Criteria for Asset-Backed Securities

                           (Ford Motor Credit Company)

               Report on Assessment of Compliance with Applicable
                        Regulation AB Servicing Criteria

1. Ford Motor Credit Company ("Ford Credit") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2006 (the "Reporting Period"), including all servicing criteria except for inapplicable servicing criteria identified in 4 below and the portions of servicing criteria covered by a separate assessment and identified in Appendix A to this report. The transactions covered by this report include asset-backed securities transactions involving automotive retail installment sale contracts completed on or after January 1, 2006 and registered with the Securities Exchange Commission for which Ford Credit acted as subservicer (the "Platform").

2. Ford Credit has engaged certain vendors to perform specific, limited or scripted activities, and Ford Credit elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such vendors' activities as set forth in Appendix A to this report.

3. Except as set forth in paragraph 4 below, Ford Credit used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.

4. The servicing criteria in Item 1122(d)(1)(i), (iii) and (iv), (2)(ii) through (v) and (vii),(3)(i) through (iv), and (4)(ix) through (xiii) and
     (xv) are inapplicable to Ford Credit based on the activities it performs, directly or through its vendors, with respect to the Platform. 5. Ford Credit has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.

6. Ford Credit has not identified and is not aware of any material instance of noncompliance by the vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.

7. Ford Credit has not identified any material deficiency in its policies and procedures to monitor the compliance by the vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.

8. PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report on Ford Credit's assessment of compliance with the applicable servicing criteria for the Reporting Period.

March 16, 2007                              Ford Motor Credit Company

                                            By:  /s/ Scott R. Stewart
                                                ----------------------
                                            Scott R. Stewart
                                            Vice President - Assistant Treasurer


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                                   APPENDIX A
                          Shared Servicing Criteria(1)

------------------ -------------------------------------------- --------------------- ---------------------- --------------------
                                                                                                             Performed by
                                                                                      Performed by           Vendor(s) for
                                                                                      Vendor(s) for which    which Ford Credit
                                                                Performed Directly    Ford Credit is the     is NOT the
Reference          Criteria                                     by Ford Credit        Responsible Party(1)   Responsible Party
------------------ -------------------------------------------- --------------------- ---------------------- --------------------
------------------ -------------------------------------------- --------------------- ---------------------- --------------------
1122(d)(4)(i)      Collateral or security on pool assets is     Maintaining           Reviewing financed     Maintaining
                   maintained as required by the transaction    security on           vehicle titles for     possession of
                   agreements or related pool assets            financed vehicles     lien notation          retail installment
                                                                and obtaining                                sale contracts for
                                                                retail installment                           lien perfection
                                                                sale contracts from
                                                                dealers
------------------ -------------------------------------------- --------------------- ---------------------- --------------------
------------------ -------------------------------------------- --------------------- ---------------------- --------------------
1122(d)(4)(ii)     Pool assets and related documents are        Safeguarding of                              Safeguarding of
                   safeguarded as required by the transaction   vehicle titles and                           retail installment
                   agreements                                   documents related                            sale contracts
                                                                to retail
                                                                installment sale
                                                                contracts
------------------ -------------------------------------------- --------------------- ---------------------- --------------------
------------------ -------------------------------------------- --------------------- ---------------------- --------------------
                   Payments on pool assets, including any       Posting all           Transferring of
                   payoffs, made in accordance with the         payments on pool      obligor  payments
                   related pool asset documents are posted to   assets to Ford        received at lockbox
                   the applicable servicer's obligor records    Credit's obligor      to Ford Credit
                   maintained no more than two business days    records  within two
1122(d)(4)(iv)     after receipt, or such other number of       business days after
                   days specified in the transaction            receipt
                   agreements, and allocated to principal,
                   interest or other items (e.g., escrow) in
                   accordance with the related pool asset
                   documents
------------------ -------------------------------------------- --------------------- ---------------------- --------------------
------------------ -------------------------------------------- --------------------- ---------------------- --------------------
                   Changes with respect to the terms or         Making most           Handling some
                   status of an obligor's pool asset (e.g.,     extensions, due       inbound obligor
                   loan modifications or re-agings) are made,   date changes and      requests for
                   reviewed and approved by authorized          related changes to    extensions and due
1122(d)(4)(vi)     personnel in accordance with the             obligor's pool asset  date changes
                   transaction agreements and related pool
                   asset documents

------------------ -------------------------------------------- --------------------- ---------------------- --------------------

(1) This Appendix A is modified solely to provide clarification on vendors for which Ford Credit has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor. Ford Credit has determined that each of these vendors is not considered a "servicer" as defined in Item 1101(j) of Regulation AB. Ford Credit has policies and procedures in place designed to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to the vendor.

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